As filed with the Securities and Exchange Commission on March 15, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2821	20-0411521
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(218) 504-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kraton Polymers LLC	Kraton Polymers Capital Corporation
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
2821	2821
(Primary standard industrial classification code number)	(Primary standard industrial classification code number)
26-3739386	52-2270870
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
15710 John F. Kennedy Blvd., Suite 300 Houston, TX 77032 (281) 504-4700	15710 John F. Kennedy Blvd., Suite 300 Houston, TX 77032 (281) 504-4700
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Address, including zip code, and telephone number, including area code, of principal executive offices)

Copies of all communications, including communications sent to agent for service, should be sent to:

Stephen W. Duffy, Esq. General Counsel Kraton Performance Polymers, Inc. 15710 John F. Kennedy Blvd. Suite 300 Houston, Texas 77032 Telephone: (281) 504-4700 Telecopy: (281) 504-4743	Duane McLaughlin, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Copies of all communications, including communications sent to agent for service)

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Amount of Registration Fee
6.75% Senior Notes due 2019	(1)(2)	$ (1)(2)
Guarantees of 6.75% Senior Notes due 2019 (3)

(1)	Not applicable pursuant to Instruction II E. to Form S-3.
(2)	An indeterminate aggregate initial offering price or number of 6.75% Senior Notes due 2019 is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee, which will be paid on a pay-as-you-go basis.
(3)	The guarantees will be issued by Kraton Performance Polymers, Inc., Elastomers Holdings LLC and Kraton Polymers U.S. LLC. No separate consideration will be received for any of these guarantees.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.	Primary Standard Industrial Classification Number
Kraton Performance Polymers, Inc.	Delaware	20-0411521	2821
Elastomers Holdings LLC	Delaware	76-0656328	2821
Kraton Polymers U.S. LLC	Delaware	76-0607595	2821

*	The address, including zip code, and telephone number, including area code, for each of the additional registrants’ principal executive offices are the same as Kraton Performance Polymers, Inc. The name, address, including zip code of the agent for service for each of the additional registrants are the same as Kraton Performance Polymers, Inc.

PROSPECTUS

Kraton Performance Polymers, Inc.

6.75% Senior Notes due 2019

Kraton Polymers LLC

Kraton Polymers Capital Corporation

fully and unconditionally guaranteed by

Kraton Performance Polymers, Inc.

Kraton Polymers LLC (“Kraton LLC”) and Kraton Polymers Capital Corporation (“Kraton Capital” and, together with Kraton Polymers LLC, the “issuers”) may offer and sell their 6.75% senior notes due 2019 (the “additional notes”) from time to time, in amounts, at prices and on other terms to be determined at the time of the offering. On February 11, 2011 the issuers issued $250,000,000 aggregate principal amount of 6.75% Senior Notes due 2019 (the “existing notes”), which were subsequently exchanged in full for identical notes on June 13, 2011 in a registered exchange offer under the Securities Act of 1933, as amended. Any additional notes to be offered hereunder will constitute a further issuance of, and be fungible with the existing notes and form a single series of debt securities with the existing notes. The terms of the additional notes in respect of which this prospectus is being delivered, including, where applicable, the aggregate principal amount offered, currency in which the principal (and premium, if any) and interest are payable, denominations, maturity, interest rate or method of calculating and time of payment of interest, terms for redemption at the issuers’ option or the option of the holder, terms for any other mandatory redemption, the date on which interest shall begin to accrue, the public offering price, the stock exchanges, if any, on which the additional notes may be listed and any other terms in connection with the offering and sale of the notes, will be set forth in a prospectus supplement to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus. You should read this prospectus, any accompanying prospectus supplement and any incorporated documents carefully before you invest. The additional notes may be issuable in registered form or in the form of one or more global securities.

The issuers may sell the additional notes on a continuous or delayed basis, through (i) underwriting syndicates represented by managing underwriters or by underwriters without a syndicate; (ii) through agents or dealers designated from time to time; or (iii) directly to purchasers. The names of any underwriters or agents involved in the sale of the additional notes in respect of which this prospectus is being delivered and any applicable commissions or discounts will be set forth in the accompanying prospectus supplement. The net proceeds to us from such sale will also be set forth in the accompanying prospectus supplement. See “Plan of Distribution” for possible indemnification arrangements for any such underwriters and agents.

Investing in the additional notes involves risk. You should carefully consider the risks referenced under “Risk Factors” beginning on page 5 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in these notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that Kraton Performance Polymers, Inc, as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and its subsidiaries filed with the Securities and Exchange Commission (the “SEC”). The issuers may offer the additional notes described in this prospectus from time to time in one or more offerings. Specific information about the terms of an offering, if required, will be included in a prospectus supplement relating to each specific offering of additional notes. The prospectus supplement may also add, update or change information included in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, together with additional information described under the caption “Where You Can Find More Information.”

We are responsible for the information contained in and incorporated by reference into this prospectus, any accompanying prospectus supplement, and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell these securities. The information contained in this prospectus, any accompanying prospectus supplement or in any related free-writing prospectus we prepare or authorize may only be accurate as of the date of the applicable document and any information incorporated by reference is accurate only as of the date of the document incorporated by reference.

The Kraton name, logo and other trademarks mentioned in this prospectus, any prospectus supplement, any free-writing prospectus or any document incorporated by reference are the property of their respective owners.

We obtained the industry and market data used throughout this prospectus, any prospectus supplement, any free-writing prospectus or any document incorporated by reference from our own internal estimates and research as well as from industry and general publications and from research, surveys and studies conducted by third parties.

In this prospectus, unless we indicate otherwise or the context requires:

•	“Kraton,” “our company,” “we,” “our,” “ours” and “us” refer to Kraton Performance Polymers, Inc. and its consolidated subsidiaries;

•	“Kraton LLC” refers to Kraton Polymers LLC and its consolidated subsidiaries;

•	“Kraton Capital” refers to Kraton Polymers Capital Corporation, a wholly owned subsidiary of Kraton Polymers LLC; and

•	the “SBC industry” refers to the elastomeric styrenic block copolymers industry and does not include the high styrene or rigid SBC business.

SUBSIDIARIES

Kraton LLC, Kraton Capital and the subsidiary guarantors are wholly-owned subsidiaries of Kraton. We conduct our business through Kraton LLC and its consolidated subsidiaries and have organized Kraton Capital for the purpose of issuing debt securities, including the additional notes. There are no separate financial statements of Kraton LLC, Kraton Capital or the subsidiary guarantors in this prospectus because these entities are subsidiaries of Kraton for financial reporting purposes. We do not believe the financial statements would be helpful to the holders of the securities of these entities because:

•

Kraton is a reporting company under the Securities Exchange Act of 1934 (referred to in this prospectus as the “Exchange Act”) and owns, directly or indirectly, all of the voting interests of Kraton LLC, Kraton Capital and the subsidiary guarantors;

•

The financial statements reported by Kraton state the results of its operations conducted through Kraton LLC and the subsidiary guarantors, and Kraton Capital does not have any independent operations and does not propose to engage in any activities other than issuing securities and investing the proceeds in Kraton or its affiliates; and

•	Kraton LLC and Kraton Capital’s obligations under the additional notes will be fully and unconditionally guaranteed by Kraton.

Kraton LLC, Kraton Capital and the subsidiary guarantors are exempt from the information reporting requirements of the Exchange Act.

OUR COMPANY

General

We are a leading global producer of styrenic block copolymers (“SBCs”) and other engineered polymers. We market our products under the Kraton® brand. SBCs are highly-engineered synthetic elastomers, which we invented and commercialized almost 50 years ago, that enhance the performance of numerous end use products by imparting greater flexibility, resilience, strength, durability and processability. Our SBC polymers are typically formulated or compounded with other products to achieve improved, customer specific performance characteristics in a variety of applications. We focus on the end use markets we believe offer the highest growth potential and greatest opportunity to differentiate our products from competing products. Within these end use markets, we provide our customers with a broad portfolio of highly-engineered polymers that we believe are value-enhancing and, in many cases, critical to the performance of their products. We seek to maximize the value of our product portfolio by emphasizing complex or specialized polymers and innovations that yield higher margins than more commoditized products. We sometimes refer to these complex or specialized polymers or innovations as being more “differentiated.” Our products are typically developed using our proprietary, and in many cases patent-protected, technology and require significant engineering, testing and certification. In 2011, we were awarded 79 patents for new products or applications and at December 31, 2011, we had 1,136 granted patents and 286 pending patent applications. We believe our almost 50-year track record of innovation, long-standing customer relationships and global infrastructure position us well to successfully execute our strategies.

Our SBC products are found in many everyday applications, including disposable diapers, the rubberized grips of toothbrushes, razor blades and power tools and asphalt formulations used to pave roads. We also produce Cariflex, isoprene rubber (“IR”) and isoprene rubber latex (“IRL”). Our CariflexTM products are highly-engineered, non-SBC synthetic substitutes for natural rubber latex. Our IRL products, which have not been found to contain the proteins present in natural rubber latex and are, therefore, not known to cause allergies, are used in applications such as surgical gloves and condoms. We believe the versatility of IRL provides opportunities for new, high-margin applications. In addition to IRL, we have a portfolio of innovations at various stages of development and commercialization, including polyvinyl chloride (“PVC”), alternatives for wire, cable and medical applications, and polymers for use in slush molding for automotive applications, and our NexarTM family of membrane polymers for applications such as water filtration and breathable fabrics.

Our total capacity as of December 31, 2011 was approximately 420 kilotons. We generated approximately $1,437.5 million of sales revenue and 303.0 kilotons of sales volume for the year ended December 31, 2011. In 2011, we generated 14.3% of our sales revenue from innovation-driven revenue, which we define as revenue from products or applications introduced in the preceding five years. Our customers are diversified by industry and geography with more than 800 customers in over 60 countries. We manufacture our polymers at five manufacturing facilities globally, including our flagship facility in Belpre, Ohio, as well as facilities in Germany, France, Brazil, and Japan. The facility in Japan is operated by an unconsolidated manufacturing joint venture.

We have had relationships with many of our customers for 15 years or more and work closely with our customers to design products that meet application-specific performance and quality requirements. We have a diverse customer base, with no single customer accounting for more than 10.0% of our sales revenue in 2011 and our top 10 customers together representing approximately 29.2% of our sales revenues in 2011. Because of the technical expertise and investment required to develop many of our product formulations and the lead times required to replace them, our customers would likely incur additional costs by changing to an alternative vendor.

Over the past several years, we have implemented a range of strategic initiatives designed to enhance our profitability and end use market position. These include fixed asset investments to expand our capacity in specialized products, to enhance productivity at our existing facilities and to reduce our fixed costs through headcount reductions, production line closures at our Pernis, the Netherlands, facility (“Pernis”) and system upgrades. During this period, we have substantially exited the footwear applications business, which typically yielded lower margins than our other core end use markets, and implemented pricing strategies designed to enhance our overall margins and return on invested capital. We believe these initiatives provide us with a platform to benefit from volume growth that may occur in our end use markets.

Corporate and Other Information

Our business is conducted through Kraton Polymers LLC, a Delaware limited liability company, and its consolidated subsidiaries. Prior to our initial public offering, Kraton Polymers LLC’s parent company was Polymer Holdings LLC, a Delaware limited liability company. On December 16, 2009, Polymer Holdings LLC (“Polymer Holdings”), was converted from a Delaware limited liability company to a Delaware corporation and renamed Kraton Performance Polymers, Inc., which remains Kraton Polymers LLC’s parent company. Trading in our common stock on the New York Stock Exchange commenced on December 17, 2009 under the symbol “KRA.”

Our principal executive offices are located at 15710 John F. Kennedy Boulevard, Suite 300, Houston, Texas 77032, and our telephone number is (281) 504-4700. Our corporate web site address is www.kraton.com. We do not incorporate the information contained on, or accessible through, our corporate web site into this prospectus, and you should not consider it part of this prospectus.

RISK FACTORS

Buying our notes involves risk. You should consider carefully the risks and uncertainties described under “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012, and in other documents that are included in or incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, and accompanying prospectus supplements, information incorporated by reference into each of them, and any related free-writing prospectus, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make written or oral forward-looking statements in our periodic reports on Forms 10-Q and 8-K, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions and include statements regarding our general “outlook”; our ability to obtain raw materials at competitive prices; anticipated benefits of or performance of our products; anticipated rates of growth, including sales growth and growth in product offerings through innovation; the impact of inflation on our results of operations and financial condition; our ability to realize certain deferred tax assets; estimates regarding the tax expense of repatriating certain cash and short-term investments related to foreign operations; expectations regarding our planned semi-works plant, including anticipated benefits of the facility; estimates related to the useful lives of certain assets for tax purposes; our anticipated dividend policy; adequacy of accruals for contingencies; anticipated growth in demand for Cariflex products; anticipated costs incurred by customers that switch vendors; costs, timing and plans related to our planned joint venture with Formosa Petrochemical Corporation and the related manufacturing facility; estimated future contributions to and assumptions regarding our employee benefit plans; adequacy of cash flows to fund working capital and anticipated capital expenditures; and expectations regarding counterparties’ ability to perform. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results, or performance or achievements expressed or implied by such forward-looking statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from our forward-looking statements. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements include but are not limited to those under the heading “Risk Factors.” There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

Forward-looking statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them publicly in light of new information or future events.

You should fully consider the “Risk Factors” and subsequent public statements, or reports filed with or furnished to the SEC, before making any investment decision with respect to our securities. If any of these trends, risks, assumptions or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the year ended December 31, 2011 and each of the five years in the period ended December 31, 2011 is set forth below. For the purpose of computing these ratios, “earnings” consists of pre-tax income (loss) plus fixed charges, distributed income of equity investees and amortization of capitalized interest, less income from equity investees and interest capitalized. “Fixed charges” consists of interest expense, capitalized interest, amortization of debt issuance costs and estimate of interest within rental expense.

	Year ended December 31,
	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	3.54:1.00	5.07:1.00	(1)	1.93:1.00	(1)

(1)	Our earnings were insufficient to cover our fixed charges by approximately $1.6 million and approximately $38.1 million for the years ended December 31, 2009 and 2007, respectively.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the proceeds from sales of notes by us for general corporate purposes, which may include repayment of debt, capital expenditures, investments and working capital. When we offer and sell notes, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of those notes.

DESCRIPTION OF NOTES

Kraton LLC and Kraton Capital may elect to offer 6.75% senior notes due 2019 from time to time as “Additional Notes” under an indenture dated as of February 11, 2011 (the “Indenture”) among us, the guarantors, as defined therein, and Wells Fargo Bank, National Association, as trustee. For a more detailed summary of the material provisions of the Indenture, you should read the description of general terms and provisions of the additional notes that will be set forth in the prospectus supplement. We urge you to read the Indenture, which is filed as an exhibit to this registration statement, as it will define your rights as holders of the Notes. You may request copies of the Indenture at our address set forth under “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the additional notes to or through underwriters or dealers and also may sell the additional notes directly to one or more other purchasers or through agents. The accompanying prospectus supplement and/or documents incorporated by reference will set forth the names of any underwriters or agents involved in the sale of the additional notes and any applicable commission or discounts.

The distribution of the additional notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The additional notes issued in each offering will constitute a further issuance, and will be fungible with, the issuers’ existing notes. We do not intend to apply for listing of the additional notes on any national securities exchange or for inclusion of the additional notes on any automated dealer quotation system. We may elect to list the additional notes on an exchange, but we will not be obligated to do so. It is possible that one or more underwriters currently are making and intend to continue to make a market in the existing notes, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the additional notes.

The additional notes may be offered to the public, from time to time, through broker-dealers acting as agent or principal, including through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the additional notes will be subject to the conditions set forth in the applicable underwriting agreement. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time. Registration of the additional notes covered by this prospectus does not mean, however, that those additional notes necessarily will be offered or sold.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the offered additional notes for whom they may act as agents. In addition, underwriters may sell the additional notes to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, dealers or agents participating in a distribution of the additional notes may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

In compliance with the guidelines of the Financial Industry Regulatory Authority Inc., the maximum aggregate compensation to be paid to all broker-dealers participating in an offering of securities pursuant to this prospectus and any accompanying prospectus supplement will not exceed 8% of the gross proceeds from such offering.

We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the additional notes, including liabilities arising under the Securities Act.

At any time a particular offer of the additional notes covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of additional notes covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus or prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of notes covered by this prospectus.

To facilitate the offering of the additional notes covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the additional notes. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In the ordinary course of their business activities, any underwriter, broker-dealer or agent and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and other instruments. Any underwriter, broker-dealer or agent and their respective affiliates may also engage in transactions with or perform services for us or provide other types of financing to us in the ordinary course of their business.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

In connection with particular offerings of the additional notes in the future, Cleary Gottlieb Steen & Hamilton LLP will pass upon the legality of the notes sold in such offering.

EXPERTS

The consolidated financial statements and schedule of Kraton Performance Polymers, Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31,2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to our notes offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information about us and the notes, we refer you to the registration statement and the exhibits to the registration statement filed as part of the registration statement. You may read and copy the registration statement, including the exhibits to the registration statement, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov, from which you can electronically access the registration statement, including the exhibits to the registration statement.

We are subject to the full informational requirements of the Exchange Act, and as a result, file periodic reports, proxy statements and other information with the SEC. We also furnish our stockholders with annual reports containing financial statements that have been examined and reported on, with an opinion expressed by an independent registered public accounting firm. We maintain a web site at www.kraton.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our web site and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our web site and the information contained on that site, or connected to that site, are not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus, and will incorporate into any accompanying prospectus supplement, certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and any accompanying prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and any accompanying prospectus supplement, and prior to the termination of the offering, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference to a furnished Current Report on Form 8-K or other furnished document:

•

Kraton Performance Polymers, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed on February 29, 2012, and amended by Amendment No. 1 on Form 10-K/A, as filed on March 8, 2012;

•	Kraton Performance Polymers, Inc.’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2011; and

•	Kraton Performance Polymers, Inc.’s Current Reports on Form 8-K as filed on February 22, 2012, March 5, 2012 and March 14, 2012.

Copies of these filings may be obtained at no cost by writing or calling us at the following address and telephone number:

Corporate Secretary

Kraton Performance Polymers, Inc.

15710 John F. Kennedy Blvd.

Suite 300

Houston, Texas 77032

Telephone: (281) 504-4700

The above filings are also available to the public on our website http://www.kraton.com. (We have included our website address as an inactive textual reference and do not intend it to be an active link to our website. Information on our website is not part of this prospectus or any prospectus supplement.)

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Estimated expenses payable in connection with the notes being registered hereby are as follows:

SEC registration fee (1)	$—
FINRA filing fee	75,000
Printing and engraving expenses	150,000
Legal fees and expenses	250,000
Accounting fees and expenses	150,000
Miscellaneous	75,000

Total	$700,000

(1)	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.

We will bear all of the expenses shown above.

Item 15. Indemnification of Directors and Officers.

The Delaware General Corporation Law and our certificate of incorporation and bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Please see our bylaws and our certificate of incorporation, which are filed as Exhibits 3.1 and 3.2, respectively, to the registration statement on Form S-1 (Registration No. 333-169356) as filed with the SEC on September 20, 2010.

We have entered into indemnification agreements with certain key employees on May 27, 2010 and with our directors and executive officers on December 16, 2011. The indemnification agreements provide our directors, officers and certain key employees with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The form of indemnification agreement is filed as an exhibit to our Form 10-K filed with the SEC on February 29, 2012.

We currently maintain a directors’ and officers’ liability insurance policy.

Item 16. Exhibits.

The list of exhibits is set forth in beginning on page II-[6] of this Registration Statement and is incorporated herein by reference.

Item 17. Undertakings.

*(a) The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

ii.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

*(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

*(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*	Paragraph references correspond to those of Regulation S-K, Item 512

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas on March 15, 2012.

KRATON PERFORMANCE POLYMERS, INC.
KRATON POLYMERS CAPITAL CORPORATION
KRATON PERFORMANCE POLYMERS, INC.
ELASTOMERS HOLDINGS LLC
KRATON POLYMERS U.S. LLC

By:	/S/ KEVIN M. FOGARTY
Name:	KEVIN M. FOGARTY
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities listed below on March 15, 2012.

Name	Title

/S/ KEVIN M. FOGARTY Kevin M. Fogarty	Chief Executive Officer, President and Director (Principal Executive Officer)

/S/ STEPHEN E. TREMBLAY Stephen E. Tremblay	Chief Financial Officer (Principal Financial Officer)

/S/ JASON P. CLARK Jason P. Clark	Chief Accounting Officer (Principal Accounting Officer)

/S/ RICHARD C. BROWN* Richard C. Brown	Director

/S/ ANNA C. CATALANO* Anna C. Catalano	Director

/S/ STEVEN J. DEMETRIOU* Steven J. Demetriou	Director

/S/ DOMINIQUE FOURNIER* Dominique Fournier	Director

/S/ JOHN J. GALLAGHER III* John J. Gallagher III	Director

/S/ BARRY J. GOLDSTEIN* Barry J. Goldstein	Director

/S/ FRANCIS S. KALMAN* Francis S. Kalman	Director

/S/ DAN F. SMITH* Dan F. Smith	Director

/S/ KAREN A. TWITCHELL* Karen A. Twitchell	Director

* BY: /S/ STEPHEN E. TREMBLAY Stephen E. Tremblay, Attorney-in-fact

EXHIBIT INDEX

EXHIBIT INDEX Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of Kraton Performance Polymers, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Kraton Performance Polymers, Inc.’s Registration Statement on Form S-1 filed with the SEC on September 20, 2010)

3.2

Bylaws of Kraton Performance Polymers, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Kraton Performance Polymers, Inc.’s Registration Statement on

Form S-1 filed with the SEC on September 20, 2010)

4.1

Indenture, dated as of February 11, 2011, among Kraton Polymers LLC, Kraton Polymers Capital Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 6.75% Senior Notes due 2019 (incorporated by reference to Exhibit 4.1 of Kraton Performance Polymers, Inc.’s Current Report on

Form 8-K dated February 11, 2011)

4.2	Form of Debt Security (incorporated by reference to Exhibit 4.1 of Kraton Performance Polymers, Inc.’s Current Report on Form 8-K dated February 11, 2011)

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP

12.1	Ratio of Earnings to Fixed Charges

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney

25.1	Form T-1 Statement of Eligibility of Wells Fargo, National Association, as Trustee for Indenture under the Trust Indenture Act of 1939 (incorporated by reference to Exhibit 25.1 of Kraton Performance Polymers, Inc.’s Registration Statement on Form S-4 dated April 29, 2011)

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.